Exhibit 10.17

Seventeenth Amendment To Amended and Restated Credit Agreement

This Seventeenth Amendment to Amended and Restated Credit Agreement (herein, the “Amendment”) is entered into as of April 3, 2020, by and among INTL FCStone Financial Inc., a Florida corporation (“Borrower”), the Guarantors party to this Amendment, the financial institutions party to this Amendment, as lenders (the “Lenders”), and Bank of Montreal, as administrative agent (the “Administrative Agent”).
Preliminary Statements
A. The Borrower, the Guarantors, the Lenders and the Administrative Agent entered into a certain Amended and Restated Credit Agreement dated as of June 21, 2010, as amended (the “Credit Agreement”). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.
B. The Borrower has requested that the Lenders amend the Credit Agreement, and the Lenders are willing to do so under the terms and conditions set forth in this Amendment.
Now, Therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
Section 1. Amendments.
Subject to the satisfaction of the conditions precedent set forth in Section 2 below, the Credit Agreement shall be and hereby is amended as follows:
1.1. The defined terms “Base Rate” and “Termination Date” appearing in Section 5.1 of the Credit Agreement shall be amended and restated to read in their entirety as follows:
“Base Rate” means, for any day, the rate per annum equal to the greatest of: (a) the rate of interest announced or otherwise established by the Administrative Agent from time to time as its prime commercial rate, or its equivalent, for U.S. Dollar loans to borrowers located in the United States as in effect on such day, with any change in the Base Rate resulting from a change in said prime commercial rate to be effective as of the date of the relevant change in said prime commercial rate (it being acknowledged and agreed that such rate may not be the Administrative Agent’s best or lowest rate), (b) the Federal Funds Rate plus 1/2 of 1%, (c) the LIBOR Quoted Rate for such day plus 1.00%, and (d) 0.00%. The foregoing notwithstanding, if the LIBOR Quoted Rate is not available for any reason, then the Base Rate shall be the greater of clause (a) and (b) above and shall not be determined without reference to clause (c) above.
“Termination Date” means April 2, 2021 or such earlier date on which the Commitments are terminated in whole pursuant to Section 1.10, 9.2 or 9.3 hereof.
1.2. Section 8.21(a) of the Credit Agreement shall be amended and restated to read in its entirety as follows:
(a) Tangible Net Worth. The Borrower shall at all times maintain a Tangible Net Worth of at least $175,000,000.
1.3. Exhibit C to the Credit Agreement shall be amended and restated in the form of Exhibit C attached hereto.
Section 2. Conditions Precedent.
This Amendment shall become effective upon satisfaction of all of the following conditions precedent:

2.1. The Borrower, the Guarantors, the Lenders and the Administrative Agent shall have executed and delivered this Amendment.
2.2. The Administrative Agent shall have received good standing certificates for each of the Borrower and the Guarantors from the Secretary of State from the state of its incorporation (dated no earlier than 30 days prior to the date of this Amendment).
2.3. Legal matters incident to the execution and delivery of this Amendment shall be satisfactory to the Administrative Agent and its counsel.
Section 3. Representations.
3.1. In order to induce the Administrative Agent and the Lenders to execute and deliver this Amendment, the Borrower hereby represents to the Administrative Agent and the Lenders that as of the date hereof (a) the representations and warranties set forth in Section 6 of the Credit Agreement are and shall be and remain true and correct in all material respects (except to the extent that such representations and warranties relate to an earlier date) and (b) it is in compliance with the terms and conditions of the Credit Agreement and no Default or Event of Default has occurred and is continuing under the Credit Agreement or shall result after giving effect to this Amendment.
3.2. The Borrower and each Guarantor (collectively, the “Loan Parties”) hereby certifies that: (x) the copies of such Loan Party’s organizational documents (i.e., articles of incorporation or organization and by‑laws or operating agreement, etc.) previously delivered to the Administrative Agent under the Loan Documents continue to be true, correct and complete, have not been amended or otherwise modified since the date of such delivery, and are in full force and effect on the date hereof; and (y) each Person previously identified by such Loan Party to sign any Loan Document on behalf of such Loan Party continues to be so authorized on the date hereof and is authorized to sign this Amendment. The Administrative Agent and the Lenders may conclusively rely on this certification until it is otherwise notified by the applicable Loan Party in writing.
Section 4. Miscellaneous.
4.1. Except as specifically amended herein, the Credit Agreement, including without limitation the Guarantees set forth in Section 11 thereof and the Notes issued pursuant to Section 1.9 thereof, shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in the Credit Agreement, the Notes, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.
4.2. The Borrower agrees to pay on demand all out of pocket costs and expenses of or incurred by the Administrative Agent in connection with the negotiation, preparation, execution and delivery of this Amendment, including the fees and expenses of counsel for the Administrative Agent.
4.3. This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. Delivery of executed counterparts of this Amendment by telecopy or by e‑mail transmission of an Adobe portable document format file (also known as a “PDF” file) shall be effective as an original. This Amendment shall be governed by the internal laws of the State of Illinois.

[Signature Pages to Follow]

This Seventeenth Amendment to Amended and Restated Credit Agreement is entered into as of the date and year first above written.
Intl FCStone Financial Inc., as the Borrower
By: /s/ William Dunaway
Name: William Dunaway
Title: Chief Financial Officer
By: /s/ Bruce Fields
Name: Bruce Fields
Title: Group Treasurer
INTL FCStone Inc., as the Guarantor
By: /s/ William Dunaway
Name: William Dunaway
Title: Chief Financial Officer
By: /s/ Bruce Fields
Name: Bruce Fields
Title: Group Treasurer
Accepted and agreed to.
Bank of Montreal, as Administrative Agent
By: /s/ Krupa Tantuwaya
Name: Krupa Tantuwaya
Title: Director
BMO Harris Financing, Inc., as a Lender
By: /s/ Krupa Tantuwaya
Name: Krupa Tantuwaya
Title: Director

[Signature Page to Seventeenth Amendment to Amended and Restated Credit Agreement]